Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MICT, INC.", CHANGING ITS NAME FROM "MICT, INC." TO "TINGO GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2023, AT 6:41 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 2023 AT 8 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3487399 8100
SR# 20230671106

Authentication: 20277744
Date: 02-23-2

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:41 PM 02/23/2023
FILED 06:41 PM 02/23/2023
SR 20230671106 - File Number 3487399

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MICT, INC.

MICT, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The name of the Corporation is MICT, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article FIRST:

The name of the corporation is Tingo Group, Inc. (the "Corporation").

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall be effective as of 8:00 a.m. Delaware time on February 27, 2023.

Signed on February 23, 2023

/s/ Darren Mercer
Name: Darren Mercer
Title: Chief Executive Officer